                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 3, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 11 to Berkshire Fund's Registration Statement on Form N-1A (file nos. 333-21089 and 811-08043), including the references to our firm under the heading "Financial Highlights" in the Prospectus.


/s/ McCurdy & Associates
------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 29, 2004